PUNCHFLIX INC.

Corporate

11705 Willake St.

Santa Fe Springs CA 90670

909.486.4742

PunchFlix.com

ir@punchflix.com

Best Efforts Offering Offering Price Minimum Offering	: 5,000,000 Shares Common Stock : $10.00 (Ten Dollars US) Per Share : None
Maximum Offering	: $50,000,000

 Underwriting Discount or Commission     $0

  Proceeds to Other Person                      $0

                                                                                             Proceeds to Issuer

Per Share:	$10	$0.00 $10.00	N/A
Total:	$50,000,000	$50,000,000	N/A
Minimum Total: (1)	0	0	N/A
Maximum Total:	$50,000,000	$50,000,000	N/A

1       There shall be no minimum amount invested before the Company shall have access to the proceeds.

The proposed sale will begin as soon as practicable after the Securities and Exchange Commission has qualified this Offering Circular. The Offering will close upon the earlier of (1) the sale of 5,000,000 shares of Common Stock, or (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation

A.	For general information on investing, we encourage you to refer to www.investor.gov.

Dated: July 24, 2019

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN    CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN    AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE    CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR    REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN    OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR    SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR    SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER    SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN    THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED. AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

    THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS     AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN     RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE     INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND     MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS     PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED     OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES     COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES     PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE     OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

 Item 3: Summary Offering and Risk Factors

Summary of Offering

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Offering Circular, including, but not limited to, the risk factors beginning on page 5. References to “we,” “us,” “our,” or the “company” shall mean PunchFlix, Inc.

Our Company

PunchFlix, Inc. is a digital internet entertainment streaming service. PunchFlix is a subscription-based service that offers video-on-demand movies and live streaming television around the globe for a monthly fee based on plan. The PunchFlix platform will provide plans with capabilities to enjoy TV series, documentaries and feature films across a wide variety of genres and languages on devices with both standard and high definition.

Subscribers will be able watch the unlimited based video-on-demand, anytime, anywhere, on any internet-connected device. Subscribers can play, pause, and resume watching movies, with or without commercials. Our platform will contain artificial intelligence that will make recommendations for subscribers to streamline their movie selection process.

PunchFlix is a company devoted to creating potential innovative plans, and solutions which offers a diverse range of choices to the digital subscriber. PunchFlix plan offerings will be affordable, unique, and engaging, with first class customer service. We believe digital media and the world is at its best when the subscriber is stimulated, enriched, enlighten, and encouraged through digital media. On November 1, 2018, PunchFlix launched streaming services with all operational Capabilities.

Our officers and directors through Punch TV Studios continue to have a history of failing to file or filing late periodic and current reports required by the Regulation A rules and as a result investors may not have access to important information about the company to include updated and current financial information.

Mr. Collins has issued to himself 71.2 million shares of PunchFlix stock and he indirectly owns 88% of the remaining 9.5 million shares that were issued to Punch TV Studios through his ownership stake in that company, resulting in Mr. Collins effectively owning and controlling 99% of PunchFlix stock while all other Punch TV Studios shareholders effectively own and control the remaining 1% of PunchFlix..

PunchFlix acquired certain assets from Punch TV Studios. Due to unforeseen challenges, Punch TV Studios was subject to a brief SEC suspension that led to a nine-month suspension under Regulation A. The United States Securities and Exchange Commission issued its Order Making Finding, Specifying Procedures, and Temporarily Suspending Exemption Pursuant to Section 3(b) of the Securities Act of 1922 and Regulation A Thereunder due to the filing of misrepresented and unaudited financial statements contained in the Offering Circular on Form 1-A pursuant to Regulation A, exemption commencing on January 10, 2018. This suspension has been lifted and there is no guarantee that we may or may not have challenges as such, in the future. This suspension ended October 4, 2018.

 This Offering

All dollar amounts refer to US dollars unless otherwise indicated.

We have 80,700,000 (eighty million seven thousand) shares of common stock that will be issued and outstanding. Through this offering, we intend to register 5,000,000 (five million) shares for offering to the public, which represents additional common stock. We will endeavor to sell all 5,000,000 (five million) shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $10.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of California and will rely on exemptions found under California Law. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We endeavor to sell all 5,000,000 (five million) shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $10.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company:                                5,000,000 (five million) shares of common stock, par value $.0001 offered by us in a direct offering.

Offering price per share:                                                                        We are offering the 5,000,000 (five million) shares of our common stock at $10.00 per share United States currency.

Number of shares outstanding before

the offering of common stock:                                                       80,700,000 (eighty million seven hundred thousand) common shares are currently issued and outstanding.

Number of shares outstanding after the

offering of common shares:                                                           85,700,000 (eighty-five million seven hundred thousand) common shares will be issued and outstanding if we sell all the shares we are offering.

The minimum number of shares to be

sold in this offering:                                                                           10

Market for the common shares

There is no public market for the common shares at the price of $10.00 (ten dollars US) per share. We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $10.00 (ten dollars US) per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to accelerate the execution of all strategic business models to implement, initiate business designs with effective solutions, and plans. It will usher in an unprecedented use of technology to create values in PunchFlix’s business models, subscriber experiences, and the internal capabilities that will support the gut core of the ecosystem within PunchFlix.

Proceed from this offering may be used to create and develop strategic engaging marketing campaigns to stimulate the consumer to subscribe to PunchFlix and provide the sustainable revenue for the company through the lifecycle of PunchFlix. In order to become a cutting-edge company, some of these proceeds may be needed for gaining marketing intelligence, the right keenness for business acumen, and competitive information.

A portion of the proceeds may also be used to lease office space for PunchFlix. We intend to also purchase and/or lease production and editing equipment. We plan to attract and retain high-level management team, partner with developers of content and produce content that is relevant for the consumer marketplace.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 360 days after this Offering Circular becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered hereunder for sale to the public have been sold. We may, at our discretion, extend the offering for an additional 180 days post the effective of the offering.

Terms of the Offering

Our sole officer and director will sell the common stock upon effectiveness of this Offering Circular on a BEST EFFORTS basis.

Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Since our sole officer and director currently owns over 83% of the outstanding common stock, investors may find that his decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our sole officer and director, or his successors.

Our sole officer and director, Mr. Joseph Collins, owns 71,200,000 (seventy-one million two hundred thousand) shares of common stock representing 83% of our outstanding stock, and 7.12% of our authorized stock. Mr. Collins will own 71,200,000 (seventy-one million two hundred thousand) shares of our common stock after this offering is completed representing approximately 83% of our outstanding shares, assuming all securities are sold. As a result, he will have control of the Company even if the full offering is subscribed. He will also have the ability to choose the Companies officers. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

Mr. Collins shall exclusively make all decisions regarding the management of our affairs. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares have, our sole officer and director will not abuse his discretion in executing our business affairs, as his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing.

 Mr. Collins also has the ability to accomplish or ratify actions at the shareholder level, which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Investing in the Company’s Securities is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, including those listed in this Securities Offering.

Related to our Business

This offering is being conducted by our sole officer and director, Joseph Collins, without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our officers and directors will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

We are not currently profitable and may not become profitable.

We have incurred substantial operating losses since our formation and expect to incur substantial losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as an on-going concern without proper funding.

PunchFlix is launching revolutionary products which may change the way people watch digital television. With the release of this streaming platform, and it’s easy to use app should create profitability

As a result, we are planning to generate significant revenues in order to achieve and maintain profitability for the PunchFlix product portfolio. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our overarching business model ecosystem.

We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have an impact on the value of the common stock.

In order to continue operating through 2018-2020, and achieve the milestones that we anticipate, we must raise approximately $50,000,000 in gross proceeds from this offering.

We estimate, an initial fee of approximately $21,500.00 associated with the offering costs, all being paid for by our sole director, officer and majority shareholder Joseph Collins as additional paid-in capital, and we do not intend to reimburse Mr. Collins for these costs from the proceeds of this offering.

Unless we begin to generate enough revenues to finance our operations, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly, annual reports, and other periodic filings with the SEC. Such costs can be substantial, we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs, and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be enough to fund our plans.

Our operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We incorporated on September 10, 2018, and we have no revenues at the close of the fiscal year. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve, maintain profitability, positive cash flow is dependent upon the completion of this offering, and our ability to generate revenues through sales of our intended service.

There is substantial doubt as to our ability to continue as a going concern. We have incurred significant operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability the PunchFlix product portfolio. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

The PunchFlix business will be located at Mr. Joseph Collins’ current offices provided with free of charge. The facility located at 11705 Willake St. Santa Fe Springs, CA 90670 where we conduct most of our daily operations.

We are a new company with a limited operating history, and we face a high risk of business failure that could result in the loss of your investment.

We began creating PunchFlix in October 2017, and however we did not incorporate until September 10, 2018, in the State of Delaware as a for-profit company, and an established fiscal year of September 30. We have generated no revenues from business operations at the close of the fiscal year. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. To meet our need for cash we are attempting to raise money from this offering. Even if we can raise enough money through this offering to commence operations, we cannot guarantee that once operations begin, we will stay in business after doing so. If we are unable to successfully attract subscriber and viewers, we may quickly use up the proceeds from this offering.

From inception, our business operations have primarily been focused on evaluating content and producers of content, nurturing relationships, and developing our business plan. We anticipate the cost of approximately $21,500 in accounting and attorney fees on the costs of preparing and filing this Offering Circular.

The proceeds from this offering will satisfy our cash requirements for up to 12 months. If we are unable turn a profit by that time, we may be forced to raise additional capital. The expenses of this offering include the preparation of this prospectus, the filing of this Offering Circular and transfer agent fees and developing the business plan.

PunchFlix, Inc. is a digital internet entertainment streaming service. PunchFlix is a subscription-based service that offers video-on-demand movies and live streaming television around the globe for a monthly fee based on plan. The PunchFlix platform will provide plans with capabilities to enjoy TV series, documentaries and feature films across a wide variety of genres and languages on devices with both standard and high definition.

Subscribers will be able watch the unlimited based video-on-demand, anytime, anywhere, on any internet-connected device. Subscribers can play, pause, and resume watching movies, with or without commercials. Our platform will contain artificial intelligence that will make recommendations for subscribers to streamline their movie selection process.

PunchFlix is a company devoted to creating potential innovative plans, and solutions which offers a diverse range of choices to the digital subscriber. PunchFlix plan offerings will be affordable, unique, and engaging, with first class customer service. We believe digital media and the world is at its best when the subscriber is stimulated, enriched, enlighten, and encouraged through digital media.

We will generate the majority of our revenues from subscription-based fees for the online viewing of our digital movies and streaming services. Our platform will launch with 10+ TV channels and more than 400 movies on-demand. Our strategy is to expand our content and services as a movie-oriented Web portal. However, we have limited experience with this business model and the transition may be difficult. We cannot assure you that we will be able to attract users and advertisers to our Web portal. We plan to introduce several new features to our Web portal in the future, such as streaming movie trailers, access to electronic theater ticketing, other products and services related to movies.

We may encounter new and additional risks as we introduce new services and product offerings.

Each of these new services, products and markets may entail unique risks which we have limited experience in managing. We cannot assure you that we will operate any of these new businesses profitably. If we fail to anticipate or address these risks successfully, our business may be harmed. For example, if we offer movie show time listings, we must gather and provide accurate information on a consistent basis. If we seek to offer electronic movie ticketing, we must establish relationships with movie theater chains and independent theaters. Offering streaming video content may require us to develop the capacity to deliver the content over a high bandwidth connection and license the content or enter into agreements with third parties who can do so. We also may face new competitors in each of these businesses.

We are depending on our subscription business for most of our revenues and cannot assure you that this business will be profitable.

The profitability of our streaming service depends on several factors, including but not limited to:

1. widespread acceptance of the internet as a means of entertainment

2. production cost

3. the number of new subscribers to our subscription service

4. retention and customer satisfaction of existing subscribers

5. pricing of our product offerings and the sensitivity of our customers to pricing changes; and

6. fulfillment costs

If we are unable to manage successfully these risks, some of which are not under our control, we may not achieve profitability.

We may rely on promotional offers from movie and content distributors to maintain a favorable pricing for our new subscribers. If we fail to maintain our relationships with these distributors, our business and results of operations may be affected adversely.

Our future success is highly dependent on an increase in the number of subscribers to our subscription service. Most of our new subscribers will be obtained through promotional marketing campaigns with certain retailers under short-term promotional agreements. Our competitors may offer our promotional affiliates better terms or otherwise provide incentives to them to discontinue their participation in our marketing campaigns. If our promotional affiliates do not continue to participate in our marketing campaigns and promote our service in an effective manner, our subscriber retention and growth will be affected adversely. In addition, while our promotional affiliates are required to include our free trail offer, we cannot effectively control what portion the number of new subscribers. If we are not able to continue our current or similar promotional campaigns, our business, and results of operations could be harmed.

We have a limited operating history, and you should evaluate our prospects considering our early stage of development in a rapidly evolving market of digital streaming.

As of the end of our fiscal year, we have earned no revenues. Failure to generate revenue in the future may cause us to go out of business, which could result in the complete loss of your investment.

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten several material risks to our business, cash flows, and financial condition, as well as our prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted.

Our content as well as our production facility may not find acceptance with the public.

We are a new company with limited established visibility or recognition in the streaming video entertainment community. If we are not able to have our content and production facility accepted by the marketplace, we may not be able to generate revenues and our business plan may fail.

Our operating results may prove unpredictable, which could negatively affect our profit.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from subscriptions fees, our inability to secure high-quality programs, projects, and content; the level of commercial acceptance of our content; fluctuations in the demand for our content; the amount, timing of operating costs, capital expenditures relating to expansion of our business, operations, infrastructure, and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition, and operating results.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key- person life insurance on our sole officer and director.

If our Company is dissolved, it is unlikely that there will be enough assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to gain any significant market acceptance for our service, or establish a significant market presence, we may be unable to generate enough revenue to continue our business.

Our growth strategy is substantially dependent upon our ability to successfully market our digital streaming platform on a global level. However, our planned business model may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period. Failure of our digital streaming content to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Management’s ability to implement the business strategy may be slower than expected and we may be unable to generate a profit.

We anticipate that our business will grow rapidly, but we cannot assure you that our business will maintain an adequate growth rate. You should consider our business and prospects considering our limited operating history and the changes to our business that have occurred since we began operations. On November 1, 2018, PunchFlix launched streaming services with all operational capabilities. We have begun offering a Free Trial and subscriptions services on an individual basis. At the point of this filing, 270 consumers are streaming on the PunchFlix platform:

270 consumers have app downloads installed on their devices from Google Play Store.

270 consumers are undergoing a free trial period.

We expect to offer new movie-related services in the future as we continue our evolution to be among the top movies on-demand and television streaming services. Our business faces several risks and difficulties considering our early stage of operations, including the need for:

1.	continued development of our Web portal business model;

2.	enough new and continued development of a Movie Finder service;

3.	accurate forecasting of the success of new service and product offerings;

4.	capital expenditures associated with our order-management systems, computer network and Web portal; and

5.	successful introduction of new technologies and movie delivery alternatives.

Currently, we have a history of net losses, negative cash flow, and we anticipate that we will experience net losses and negative cash flow for the foreseeable future.

We will experience significant net losses and negative cash flow. We anticipate will incur significant losses for 2019 through 2021 fiscal years. We expect to continue to incur significant operating expenses and capital outlays for the foreseeable future in connection with our planned expansion, including expenditures for:

1.	continued promotional offers to attract new subscribers;

2.	brand development, marketing and other promotional activities;

3.	the continued development of our computer network, Web portal, studio management and order fulfillment systems and delivery infrastructure;

4.	expand our operations into the development of original content;

5.	continued development of business alliances and partnerships; and

6.	responses to competitive developments.

As a result, we expect to continue to have operating losses and negative cash flow on a quarterly and annual basis for the foreseeable future. To achieve and sustain profitability, we must accomplish numerous objectives, including but not limited to:

1.	substantially increasing the number of new subscribers to our service;

2.	maintaining and increasing our subscription retention rates;

3.	maintaining and achieving more favorable gross and operating margins; and

We cannot assure you that we will be able to achieve these objectives. In addition, because of the significant operating and capital expenditures associated with our expansion plan, our operating losses, negative cash flow are expected to increase significantly from current levels and to continue for the foreseeable future. If we do achieve profitability, we cannot be certain that we would be able to sustain or increase such profitability on a quarterly or annual basis in the future.

Our limited operating history makes financial forecasting difficult for us and for financial analysts that may publish estimates of our financial results.

As a result of our limited operating history, it is difficult to accurately forecast our revenues, gross, operating margins, number of trial subscribers converting to paid per day, other financial, and operating data. We have a limited amount of meaningful historical financial data. We base our current and forecasted expense levels on our operating plans and estimates of future revenues, which are dependent on the growth of our subscriber base. As a result, we may be unable to make accurate financial forecasts and to adjust our spending in a timely manner to compensate for any unexpected shortfalls in revenues. We believe, these difficulties in forecasting are even greater for financial analysts that may publish their own estimates of our financial results. The inability by us or the financial community to accurately forecast our operating results could cause our net losses in each quarter to be greater than expected.

Our quarterly operating results are expected to be volatile and difficult to predict based on a few factors that also will affect our long-term performance.

We expect our quarterly operating results to fluctuate significantly in the future based on a variety of factors, many of which are outside our control. These factors also are expected to affect our long-term performance. These factors include the following but not limited to:

1.	our ability to maintain and increase subscriber retention rates, attract new subscribers at a steady rate, at a reasonable cost, and maintain new subscriber satisfaction;

2.	our ability to manage our fulfillment processes to handle significant increases in subscribers;

3.	our ability to improve or maintain gross margins in our existing business and in future product lines and markets;

4.	changes to our product and service offerings, including new features on our Web portal such as theater information, and content aggregation;

5.	changes to the product and service offerings of our competitors;

6.	price competition;

7.	our ability to maintain, upgrade, develop our Web portal, our internal computer systems and our fulfillment processes;
8.	the level of use of the internet and increasing consumer acceptance of the internet for the purchase of consumer goods and services such as those offered by us;

9.	the level of traffic on our Web portal;

10.	technical difficulties, system downtime or internet brownouts;

11.	our ability to attract new, qualified personnel in a timely manner;

12.	the dollar and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

13.	our ability to manage effectively the development of new business segments and markets;

14.	our ability to successfully manage the integration of operations and technology resulting from acquisitions;

15.	governmental regulation and taxation policies; and

16.	general economic conditions and economic conditions specific to the internet, online commerce and the movie industry.

In addition to these factors, our quarterly operating results are expected to fluctuate based upon seasonal fluctuations in the use of internet based streaming services. Based on our limited operating history, we expect to experience stronger seasonal growth in the number of new subscribers during the late fall and early winter months, reflecting increased of new trial offers for our streaming service. Shifts in seasonal sales cycles may occur due to changes in the economy or other factors affecting the market for our services. Due to this wide variety of factors, we expect our operating results to be volatile and difficult to predict. As a result, quarter-to-quarter comparisons of our operating results may not be good indicators of our future performance.

If we are not able to manage our growth, our operating results and ability to sustain growth could be affected adversely.

Any future expansion, internally or through acquisitions, may place significant demands on our managerial, operational, administrative and financial resources. Effective November 1, 2018, PunchFlix launched streaming services with all operational capabilities with intent to expand rapidly by the end of 2019. We anticipate, further expansion of our operations will be required to address any significant growth in our subscriber base. Management will be engaged with the oversight of the expansion. We may choose to expand our operations by:

1.	expanding the breath of product offerings and services offered;

2.	continuing promotional offers to attract subscribers;

3.	expanding our market presence through relationships with third parties;

4.	possibly expanding through the acquisition of other companies.

Customers and viewers may not accept our content. Our growth strategy is subject to significant risks, which you should carefully consider before purchasing the shares we are offering.

Although, we plan on promoting our content carefully, it may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions, improve our creativity, technical, administrative, financial controls, and reporting systems.

If we are unable to manage our future growth, our business could be harmed, and we may not become profitable.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Since inception to present, our sole officer, director, and majority shareholder Joseph Collins has paid all our start-up costs.

Competitors may enter this sector with superior infrastructure, content and backing, infringing on our customer or viewer base, and affecting our business adversely.

We have identified a market opportunity for our services. Competitors may enter this sector with a superior product. This would infringe on our customer base, having an adverse effect upon our business and the results of our operations.

Risks Related to Our Financial Condition

The enactment of the Sarbanes-Oxley Act makes it more difficult for us to retain or attract officers and directors, which could increase our operating costs or prevent us from becoming profitable.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of several accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

We intend to register all shares sold through this offering. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

Since we anticipate operating expenses will increase prior to earning revenue, we may never achieve profitability.

As a result of our limited operating history, it is difficult to accurately forecast our revenues, gross and operating margins, number of trial subscribers converting to paid per day and other financial and operating data. We have a limited amount of meaningful historical financial data upon which to base planned operating expenses. We base our current and forecasted expense levels on our operating plans and estimates of future revenues, which are dependent on the growth of our subscriber base. As a result, we may be unable to make accurate financial forecasts and to adjust our spending in a timely manner to compensate for any unexpected shortfalls in revenues. We believe that these difficulties in forecasting are even greater for financial analysts that may publish their own estimates of our financial results. The inability by us or the financial community to accurately forecast our operating results could cause our net losses in each quarter to be greater than expected.

If our Offering Circular is declared effective, we will be subject to the SEC’s reporting requirements and we currently do not have enough capital to maintain this reporting with the SEC.

We intend to register all shares sold though this offering. If our Offering Circular is declared effective, we will have a reporting obligation to the SEC. As of the date of this Offering Circular, the funds currently available to us will not be enough to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related to This Offering

Because there is no public trading market for our common stock, you may not be able to resell your shares.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC or like service is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish our business objectives. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

We have only been recently formed and have only a limited operating history with limited earnings; therefore, the price of the offered shares is not based on any data. The offering price, other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $10.00 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $10.00. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the NASDAQ, OTC or like service.

We have 80,700,000 (eighty million seven hundred thousand) shares of common stock issued and outstanding. Through this offering, we intend to register 5,000,000 (five million) shares for offering to the public, which represents additional common stock. We will endeavor to sell all 5,000,000 (five million) shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $10.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment with us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will, therefore; be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, there is a possibility, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell the stock. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restriction on the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker- dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of California and will rely on exemptions found under California Law. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Item 4: Dilution

The price of the current offering is fixed at $10.00 per share.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

DILUTION TABLE

Average Price Per Share

	Shares Issued		Total Consideration		Average Price per Share
	Number of Shares	Percent	Amount	Percent
Founders	80,700,000	94.17%	366,789	1.80%	0.011
New Investors	5,000,000	5.83%	$50,000,000	98.20%	10.00
TOTAL	85,700,000	100.00%	$50,366,789	100.00%	0.59

Dilution Per Share	If 25% of	If 50% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold
Price Per Share of this Offering	10.00	10.00	10.00
Book Value Per Share Before Offering	0.011	0.011	0.011
Book Value Per Share After Offering	0.164	0.312	0.594
Increase in Book Value Per Share	0.152	0.300	0.583
Dilution Per Share to New Investors	9.836	9.688	9.406
Dilution Per Share by Percentage	9.84%	9.69%	9.41%

	25.00%	50.00%	100.00%

Item 5: Plan of Distribution and Selling Shareholders

Plan of Distribution

We are offering the shares on a “self-underwritten” basis directly to shareholders through Joseph Collins, our Sole Officer and Director named herein. Mr. Collins will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will receive all the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares. This offering will terminate upon the earlier to occur of (i) 360 days after this Offering Circular becomes effective with the Securities and Exchange Commission, (ii) the date on which all 5,000,000 shares offered to the public registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 180 days.

Mr. Joseph Collins will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Mr. Collins is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation.

2. 3.

Mr. Collins will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

Mr. Collins is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Mr. Collins meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Lock-Up Provision Investor acknowledges that the Shares are subject to a lock-up provision, and Investor is not permitted to sell, trade or otherwise dispose of the Shares for a period of 6 (six) months following the registration of the Shares with the SEC and/or FINRA.

In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the time when this Offering Circular is effective.

We will not use public solicitation and general advertising in connection with the offering until authorized to do so. The shares will be offered at a fixed price of $10.00 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering.

Selling Shareholders

There shall be no selling shareholders in this offering

Item 6: Use of Proceeds
Total Shares Offered	5,000,000
Proceeds from Offering	$50,000,000
	If 25% of Shares Sold	If 50% of Shares Sold	If 100% of Shares Sold
Length of Operation	18 months	18 months	18 months
GROSS PROCEEDS	$12,500,000	$25,000,000	$50,000,000
OFFERING EXPENSES
Legal Fees	$180,000	$260,000	$420,000
Accounting & Auditing Fees	$64,000	$189,000	$96,000
Transfer Agent	$50,000	$148,000	$148,000

START UP EXPENSES
Production Equipment	$80,000	$560,000	$1,500,000
Information Technology	$180,000	$860,000	$1,860,000
IT Equipment	$572,000	$740,000	$1,480,000
Call Center	$48,000	$196,000	$250,000
Office Equipment	$20,000	$40,000	$600,000
Research and Development	$400,000	$800,000	$1,600,000
Training	$6,000	$58,000	$200,000
Consulting	$2,000	$500,000	$700,000
Content Inventory	$3,000,000	$4,400,000	$14,000,000
	$250,000	$250,000	$500,000
Office Lease and Utilities
Storage	$500	$2,400	$12,000
Repairs/Maintenance	$30,000	$123,000	$225,000
Travel	$2,500	$3,600	$60,000
SUB TOTAL	$4,885,000	$9,130,000	$23,651,000
OPERATING EXPENSES
General & Administrative	$1,600,000	$1,600,000	$1,200,000
Officer/Directors	$1,400,000	$1,700,000	$2,000,000
Staff Salaries	$580,000	$700,000	$1,120,000
Marketing	$2,600,000	$4,200,000	$6,709,000
Event Expenses	$80,000	$160,000	$320,000
Production	$1,355,000	$7,510,000	$15,000,000

SUB TOTAL	$7,615,000	$15,870,000	$26,349,000
TOTAL EXPENSES	$12,500,000	$25,000,000	$50,000,000

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing securities.

Item 7: Description of Business

We are a new company, we incorporated in the State of Delaware on September 10, 2018, as a for-profit company with a fiscal year end of September 30. Our business and registered office is located at 11705 Willake St. Santa Fe Springs, California 90670. Our telephone number is 323-489-8119. Our E-Mail address is IR@Punchflix.com.

PunchFlix, Inc. is a digital internet entertainment streaming service. PunchFlix is a subscription-based service that offers video-on-demand movies and live streaming television around the globe for a monthly fee based on plan. The PunchFlix platform will provide plans with capabilities to enjoy TV series, documentaries and feature films across a wide variety of genres and languages on devices with both standard and high definition.

Subscribers will be able watch the unlimited based video-on-demand, anytime, anywhere, on any internet-connected device. Subscribers can play, pause, and resume watching movies, with or without commercials. Our platform will contain artificial intelligence that will make recommendations for subscribers to streamline their movie selection process.

PunchFlix is a company devoted to creating potential innovative plans, and solutions which offers a diverse range of choices to the digital subscriber. PunchFlix plan offerings will be affordable, unique, and engaging, with first class customer service. We believe digital media, and the world is at its best when the subscriber is stimulated, enriched, enlighten, and encouraged through digital media.

We operate in a large and growing market. Paul Kagan Associates, Inc. estimates that consumers in the United States spent $25.6 billion on home video and theatrical filmed entertainment in 1999 and forecasts this spending to grow to $35.0 billion in 2004.

On April 14, 2017 Forbes reports “For the last 25 years, the internet has been challenging our assumptions about how entertainment and media work. Not that long ago, visiting movie rental chains on the Friday commute was a beloved American tradition. Today it strikes us like some quaint ritual out of the 1950s. One idea, represented by companies like Netflix, changed all of it. The idea? That movies, like television, should come to us. Now, logging into online entertainment is as much a part of Americans’ weekly routines as video rental stores once were. But could a similar idea be poised to transform sports broadcasting in 2017?

It’s a runaway train, and it’s only picking up speed. The typical American subscriber’s bill just hit a record $108 a month, prompting “end of cable” predictions. But financiers have foreseen the extinction of this outdated model for years. Writing at Bankrate in 2014, Stacy Jones consigned this “pricey, one-size-fits-all” approach to television to the dustbin of history. But what’s behind all this cable-cutting?

It’s more than just price, competition or programming. A generational shift is happening, and viewers are no longer interested in shelling out hundreds of dollars for channels they don’t watch. They also want access to their favorite programming on multiple devices, and the kind of “whenever you want, wherever you want” flexibility the internet has taught them to expect. Oh, and they hate contracts and termination fees, which (no surprise) have virtually disappeared already in the world of cellular phone carriers.” Despite that large amounts spent on marketing, the movie industry has lacked an effective means to market movies to a targeted audience on a personalized basis. In 2016 American consumers spent 235 billion dollars in movie entertainment including theatre sales by Statista.com and other sources say of that 9.6 billion is spent on streaming services.

Our first step will be to build the infrastructure necessary to support a video-on-demand service, and our live streaming television platform. Secondly, the intent is to add artificial intelligence to enhance the subscriber viewing on the Web portal. Our desire is to continue to expand upon available content which may increase our subscriber base over time.

We intend to hire and maintain a staff of seasoned marketing, promotional, sales and advertising professionals who will tap into and expand on new and existing resources to secure producers of content; sponsors for advertising and publicity for our content.

Marketing Strategy

After we raise the 25% of the proceeds and proceeds thereafter; it is our intent to initiate a marketing strategy that will attract an initial one million subscribers. As part of the PunchFlix road map we will execute a phased approach for rolling out over 120 live streaming television channels over the next 12 months and more than 7,000 movie titles available in our video library.

We believe the following strategies and tactics will support the on-boarding and retention of one million subscribers year over year. Our advertising program will generate approximately 90% of the subscriber base for PunchFlix. The marketing channels for these programs are stated below:

1.	Market Channels Tactics

We have multiple marketing channels through which we will attract subscribers to our service. We believe that our marketing efforts will be significantly enhanced by the benefits of word-of-mouth advertising, our subscriber referrals, and our active public relations program. We believe, the ongoing improvements we make to the subscriber experience will enhance our subscriber acquisition efforts over time.

2.	Online Advertising

Online advertising will be a key tactic for us and will grow overtime. We plan to utilize a level-up model to build upon small marketing changes each week and measure the results. Each week we will focus on a level-up model to drive engagement to our web portal. The level-up models will consist of mass e-mail blasts, banner ads, pop-over advertisements, pop-under advertisements and on popular Web portals and other Web sites. In addition, we will have and will make Web-based banner ads and other advertisements accessible for self-use. We would like to see a 10% increment growth week-over-week, resulting in a 120% increase quarterly for online advertising.

3.	Television and handheld electronic companies

We plan to pave the way with establishing lifetime partnership agreements with electronic companies (TV, Tablet and other hand-held devices including cell phones) requiring them to place a PunchFlix link to our service on their dashboard or home screen and offer a free trial to lead to a subscription opportunity. These efforts will lead to developing relationships with Apex Digital, JVC Corporation of America, Panasonic Consumer Electronics Company, Philips Consumer Electronics, RCA, Samsung, Sanyo-Fisher, Sharp, Sony Electronics and Toshiba.

4.	Other Channels

We will also work on other channels to increase our subscriber base such as, our web portal enters point that focus on traffic conversion, best content pieces on social media platforms and, trailer viewing capabilities at no cost to attract potential new subscribers.

Our marketing strategy will allow us to have a flavor to provide a seamless experience to our subscriber base. The Punchflix marketing experience will be convenient, engaging, and innovative to attract a global demographic. It will not be the landscape of our original content that will keep people at home binge watching, it will be the amazing digital marketing techniques used to acquire new customers. Anyone who has PunchFlix will experience their personalization artificial intelligence for suggested content. PunchFlix is an excellent choice, it easy, desirable and entertaining.

Employees and Employment Agreements

As of September 30, 2018, we had no employees other than Mr. Collins, our sole officer and director. Mr. Collins has the flexibility to work in our business as required to execute the strategic business plan. He is prepared to devote more time to our operations as may be required, and we have an employment agreement with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development of PunchFlix, Inc.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our programming, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We currently hold rights to intellectual property and have filed for copyright and trademark protection for our name, channel or intended website. We have trademarked the PunchFlix logo; and any other logo we create.

Research and Development

Since our inception to the date of this Offering Circular, we have not spent any money on research and development activities.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountant. In addition, we will issue unaudited interim reports to stockholders, as we deem appropriate or required by applicable securities regulations. Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20509. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

Item 8: Description of Property

Real Property

As our office space needs are limited at the current time, we are currently operating out of Mr. Collins’ office located at 11705 Willake St. Santa Fe Springs CA 90670. Mr. Collins is donating this space usage free of charge.

Item 9: Management’s Decision and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

PunchFlix, Inc. is a digital internet entertainment streaming service. PunchFlix is a subscription-based service that offers video-on-demand movies and live streaming television around the globe for a monthly fee based on plan. The PunchFlix platform will provide plans with capabilities to enjoy TV series, documentaries and feature films across a wide variety of genres and languages on devices with both standard and high definition.

Subscribers will be able watch the unlimited based video-on-demand, anytime, anywhere, on any internet-connected device. Subscribers can play, pause, and resume watching movies, with or without commercials. Our platform will contain artificial intelligence that will make recommendations for subscribers to streamline their movie selection process.

PunchFlix is a company devoted to creating potential innovative plans, and solutions which offers a diverse range of choices to the digital subscriber. PunchFlix plan offerings will be affordable, unique, and engaging, with first class customer service. We believe digital media, and the world is at its best when the subscriber is stimulated, enriched, enlighten, and encouraged through digital media.

We anticipate that the $50,000,000 we intend to raise in this offering will be sufficient to enable us to establish our company and execute our business plan, including, but not limited to securing our base of operations and any updates and/or modifications; acquiring equipment and infrastructure; hiring a strong management team and key personnel; and acquiring content by way of licensing and strategic partnerships.

PunchFlix, Inc. has entered into an asset purchase agreement with Punch TV Studios, Inc. As part of our strategy, June 15, 2018, PunchFlix, Inc. purchased certain assets from Punch TV Studios, Inc. for 80,700,000 (eighty million seven hundred thousand) shares.  We have issued or may issue 71,200,000 (seventy-one million two hundred thousand) shares of common stock to our sole officer and director Joseph Collins for becoming the CEO of PunchFlix; and 9,500,000 (nine million five hundred thousand) shares to Punch TV Studios.

Should the PunchFlix offering be qualified by the Security Exchange Commission, that qualification is solely for the sell of stock in PunchFlix, Inc. and the qualification of this offering statement would not cover the distribution of shares to Punch TV Studios shareholders. Further Punch TV Studios, Inc. will have to seek its own applicable exemptions and/or registration under the Securities Act of 1933 for the distribution of its shares. At the time of this offering statement Punch TV Studios, Inc. has not filed an offering statement, nor has it filed for an exemption for the distribution of those shares.

Plan of Operations

The company is committed to producing a digital internet entertainment streaming platform that will allow subscribers to access the platform anytime, and anywhere on any devise.

Our sole director and officer, Joseph Collins, has developed and nurtured strong personal and business relationships, inside the entertainment industry, providing a massive pool of resources from which to draw, including, but not limited to screen writers, performers, directors, and producers of content, as well as advertisers, sponsors, promoters and investors. These resources will be the primary human source and financial capital from which we will draw to develop into a global digital media platform.

We anticipate, the $50,000,000 we intend to raise in this offering will be sufficient to enable us to establish our company and execute our business plan, including, but not limited to securing our base of operations and any updates and/or modifications; acquiring equipment and infrastructure; hiring a top talent management team and key personnel; and acquiring content by way of licensing and strategic partnerships.

Once we receive our funding, we plan to achieve each milestone listed below:

Milestone 1: Month 1 to Month 6 – Infrastructure, Management and Key Personnel

Our first milestone is to complete our base of operations and to secure the management team and key employees.

Concurrently with securing our base of operations, we intend to hire our management team and key personnel. Mr. Collins will serve as Chief Executive Officer. We intend to hire a management team consisting of a Chief Financial Officer; Chief Information Officer; Chief Operations Officer; and a Vice President of Marketing / Director of Marketing. We intend to hire key personnel consisting of a Head of Information Technology; President; Sales Manager and sales staff; Program Director; Chief Editor; and Head of Program Acquisition.

We intend to hire and maintain a staff of seasoned marketing, promotional, sales and advertising professionals who will tap into and expand on Mr. Collins’ vast pool of resources to further the growth of the company.

Our intended primary revenue stream will come from subscriptions to the PunchFlix plan offerings.

Milestone 2: Month 2 to Month 6 – Television, Movie, and Production of Content

Our second milestone, once our infrastructure, management team and key employees are in place, is to begin expanding the content on the PunchFlix platform and building our subscriber base.

There exists virtually unlimited number of screenplays and television scripts – from the treatment stage to completed scripts – that tell a compelling story to a substantial target market; however, they may be too small for the major studios to consider. We intend to find the best of the best of these scripts and produce, promote and broadcast them on our PunchFlix platform.

We intend to assemble a team whose sole purpose it to acquire the rights to high-quality scripts and screenplays, develop these scripts and screen plays, and use in-house and independent studios to produce them into completed content for immediate broadcast.

Growth Strategy

After we raise the 25% of the proceeds and proceeds thereafter, we will move forward to execute our growth strategy. Our growth strategy shall consist primarily of licensing and strategic partnerships, i.e. joint ventures, strategic alliances, partnerships, and even possible mergers and acquisitions, and shall focus on acquiring content and content providers, and strategic marketing. The majority of our proceeds will be used to fund these transactions.

1.	Subscriber Value Propositions

a.	We intend to increase by 20% to our massive volume of on demand movies on a quarterly basis. This should enable us to obtain our 1,000,000 subscribers’ goal.

b.	Our competitive pricing compared to our competitors will give us the cutting edge on attracting subscribers of all demographics. We have underwriting for accurate pricing which will allow for monthly growth and retainability.

	c.	Our subscriber experience will be evaluated on a month to month basis to determine if our value proposition needs to adjust to continue growth. This will be measured by reporting trends and feedback from our subscriber base
2.	Technology Enhancements

a.	Bring intelligence alive by unlocking the power of data to define our growth with the subscribers.

b.	Improve discoverability to provide a more efficient experience for the subscriber.

c.	Advance trending capabilities with data and through subscriber feedback.

d.	Utilizing pattern recognition software to recognize track and make recommendations of what to watch next.

e.	Develop organic marketing and deploy guerrilla tactics.

3.	Strategic Partnership

a.	We have entered into revenue sharing agreements with studios that lower our upfront cost of acquiring titles. We have about 10,000 movies and television series in our library which will anchor our initial efforts to gain customers.

b.	Minimize our inventory risk and increase the depth and breadth of our library.

c.	Our subscriber base will provide studios with an additional distribution outlet for popular movies and television series, as well as niche titles and programs.

Competition

We have not completed a thorough competitive analysis. We intend to use part of the proceeds to expand upon our current analysis and structure our strategy accordingly.

Other Strategies

Besides the previous marketing strategies PunchFlix will look to create alliances with electronic companies, so they can offer a free trial with products and services in order to get a lead opportunities.

Giving the current state of the Gig economy PunchFlix understands and knows the market trends with individual contracting. PunchFlix recently launched the ability to individually contract with PunchFlix to earn an ongoing incentive. This incentivize program offers individuals the ability to earn a substantial amount of income through a Gig economy model by promoting the PunchFlix product offering via the Refer A Friend program.

PunchFlix will also look to create alliances small TV channels in order to have more content.

Another marketing strategies that the company can use are alliances with influencers for them to promote the platform. Even creating alliances with Youtuber for example to have their content too. Additionally, PunchFlix can look to create alliances with magazines, bloggers to advertise the platform.

Also, PunchFlix will continuously improve the platform and its content through the time. At the beginning, the company can have some high impact content.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The use of proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 25%, 50%, or 100%).

We have begun limited development of our anticipated service. If we do secure adequate financing, there can be no assurance that the marketplace will accept our content and that we will be able to generate revenues. Our sole officer and director will be responsible for the business plan development.

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have generated no revenues from our operations at the end of our fiscal period. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, most of our time has been spent refining its business plan and preparing for a primary financial offering.

Liquidity and Capital Resources

As of the end of our fiscal year, we have generated no revenues from our business operations. We have issued or may issue 71,200,000 (seventy-one million two hundred thousand) shares of common stock to our sole officer and director Joseph Collins for becoming the CEO of PunchFlix; and 9,500,000 (nine million five hundred thousand) shares to Punch TV Studios.

Our current cash on hand is limited. Our sole director and officer, Joseph Collins, is paying all costs associated with this offering, and shall pay any additional funds that may be required. Accordingly, we anticipate that our current cash on hand is not enough to meet the new obligations associated with being a company that is fully reporting with the SEC. However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly. Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 25% will allow us minimal operations for a twelve-month period while meeting our State and SEC required compliance obligations.

We anticipate spending an estimated amount of $21,500 on the preparation and filing of this Offering Circular, which was paid by Mr. Collins, and any additional funds, we are required to spend shall also be paid by Mr. Collins and reimbursed from the proceeds of this offering.

To date, the company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this Offering Circular, the current funds available to the company will not be sufficient to continue maintaining a reporting status. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

The company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The sole director and officer have made no commitments, written or verbal, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the company is unable to raise the funds partially through this offering, the company may seek alternative financing through means such as borrowing from institutions or private individuals. There can be no assurance that the company will be able to keep costs from being more than these estimated amounts or that the company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the company will seek additional financing in the future. However, the company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the company will be required to seek protection from creditors under applicable bankruptcy laws.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in the notes to our financial statements for the year ended September 30, 2018.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular

Name                          Position                               Age        Terms of Office           Approximate Hours Per Week

   Joseph Collins     Chief Executive Officer             55         Inception to Present               As required

                      Chairman of Board

All addresses shall be considered 11705 Willake St, Santa Fe Springs, CA 90670 At the present time there are no other directors, officers or key/significant employees

JOSEPH COLLINS, SOLE OFFICER AND DIRECTOR|

Mr. Joseph Collins is our qualified founder and has served as our sole officer and director since our inception. Joseph is no stranger to the Media industry. Joseph brings to PunchFlix over 38+years of experience in the area of Media. Joseph will remain the CEO of Punch TV Studios, and Urban Television Network, Inc (URBT). He worked for 26 years for a diverse range of organizations, including, WVTV Milwaukee in the Research and Development Department, KHPY Radio, Continental Cable, and Northrop Aircraft.

Joseph specializes in leadership, venture capitalist, coaching, entrepreneurial training, and relationship building. He’s able to successfully take his humble beginnings and turn those experiences into opportunities to help himself and others including both independent producers and aspiring/up and coming talent. Joseph, with all of his skills and technical abilities, has a passion for helping people reach their full potential. Joseph received high accolades from President Barack Obama by being awarded the Lifetime Achievement Award in Media.

Prior to creating PunchFlix Inc, Mr. Collins was CEO of Punch TV Studios, best known for original and creative content that appeals to a diverse audience, which become one of the fastest growing networks in the nation. Punch Television Network became accessible in fifty-two (52) million homes in the course of 18 months under Joseph’s guidance and leadership. Joseph has turned his grassroots business approach and his childhood dream into a television network that rivals the largest multi-media companies in entertainment. See the successful achievement award from the California Legislative Assembly named Joseph “Entrepreneur of the Year” in 1996. As a trailblazer in business and the world of entertainment. He also won many other awards and accolades. He was most notably recognized by United States Senator Dianne Feinstein who congratulated him on his excellence in entrepreneurship, superior leadership, dedication, and perseverance. After accomplishing many of his goals, Joseph continues to strive for greatness in broadcasting and media.

As being a CEO, he has the wherewith to oversee a company and the ability to raise over five million dollars in capital funding with trusted investors. His entrepreneurial vision coupled with economic responsibility has shown to be a proven track record for Joseph. Under his leadership, growth was achieved with a many of his roles within and outside of PunchFlix.

Transforming the way media is viewed has been the true cornerstone of Joseph’s vision. He has poured his heart and soul into PunchFlix from day one. Mr. Collins commitment to success has given him the ability to face any obstacle with a mindset of, out-of-the box thinking for meaningful solutions. He operates in a notion of excellence in everything he establishes inside and outside of PunchFlix. Believing in community investment is at the top of his radar, so much so, the Punch Foundation has been birthed to further his community investment vision. Joseph is a leader and a collaborator at all levels which has guided PunchFlix along the path to deliver a top performing digital streaming company to the marketplace. The ability to make quick and insightful decisions is a given talent for him, while moving at an accelerated pace.

Many people and experiences have influenced Joseph’s role in the television world - J.W. Witt, former CEO of WVTV in Milwaukee, Wisconsin; William Paley, founder of CBS; Michael Eisner, former CEO of Disney; and John Malone and Ted Turner, the cable industry’s trailblazers. These men have truly inspired Joseph and helped to keep him focused on achieving his dream of owning and operating a successful television network. This dream has since become a reality.

 In 2012, Punch Television Network entered a merger with IC Places to form IC Punch Media. Mr. Collins remained with IC Punch Media until May of 2013, and which time he began planning his dream for Punch TV Studios.

With the production of over 600 TV commercials and countless television shows to his credit, Joseph Collins has received extensive praise and recognition for his vision and leadership.

Joseph’s expertise with helping advanced, as well as not so advanced investors realize the importance of investing to provide long term resources and security to any investor. Being passionate about investing, and all its possibilities, Joseph provides the right caddice to help any investors.

Having strong faith in God has brought Joseph to the level and understanding of future destiny for his career path and sustainability. Joseph’s heart for people has given him the ability to see talent in people from a far. His caring nature, and trustworthy, is a known character that has given him influence to believe all things are possible through having faith in God.

Additional Awards:

September 2017 Joseph received the Spirit Award from the Multicultural Motion Picture Association

Life Time Achievement Award from President Barack Obama

California State Assembly - Assemblyman Mike Davis

United States Senate -Senator Dianne Feinstein

 Item 11: Compensation of Directors and Executive Officers

Name (1)	Capacities in which Compensation was Received (2)	Cash Compensation	Other Compensation	Total Compensation

Joseph Collins	Chief Executive Officer Chairman of the Board	$250,000 (3)	$0	$250,000

1	All addresses shall be considered 11705 Willake St., Santa Fe Springs, CA 90670.
2	We reimburse our officers and directors for reasonable expenses incurred during their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

3	Mr. Collins shall not receive compensation until enough funds have been raised in this offering.

Item 12: Security Ownership of Management and Certain Beneficial Owner

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2018 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

Each of our Directors and the named Executive Officers;
All our Directors and Executive Officers as a group; and

Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock
All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 80,700,000 (eighty million seven hundred thousand) shares of common stock that are outstanding as of September 30, 2018. Unless otherwise noted below, the address of each person listed on the table is c/o PunchFlix, Inc, 11705 Willake St. Santa Fe Springs CA. 90670

	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After the Offering
Name and Position of Beneficial Owner	Number	Percent	Number	Percent
Joseph Collins	71,200,000	88.20%	71,200,000	83.08%
Punch TV Studios	9,500,000	11.80%	9,500,000	11.09%

Item 13: Interest of Management and Others in Certain Transactions

Related Party Transaction

The Company’s Chairman of the Board of Directors and Chief Executive Officer Joseph Collins owns the majority of the issued and outstanding controlling shares of PunchFlix Inc. Consequently, this shareholder controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

1.	Election of the Board of Directors

2.	Removal of any Directors

3.	Amendments to the Company’s Articles of Incorporation or bylaws;

4.	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, Mr. Collins will thus have complete control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

During its inception, the company received a loan of approximately $6,100.00 from a its Chief Executive Officer Joseph Collins. The loan is to be repaid on or before on 31 January 2021. At the date of this offering, the loan was still outstanding and is presented within the company’s financials.

Lease of Facility

As our office space needs are limited at the current time, we are currently operating out of Mr. Collins’ office located at, 11705 Willake St. Santa Fe Springs CA. 90670. Mr. Collins has donated this space usage free of charge.

Employment Agreements

On June 15, 2018, the Company entered into an employment agreement with Joseph Collins, who will serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors. Mr. Collins shall receive a salary of $250,000 per year. Collins shall maintain at least a minimum fifty percent controlling interest in PunchFlix, even in the event that PunchFlix issues new shares of any type of stock. It may be necessary to create another class of stock that will give Mr. Collins super voting rights. However, currently, we only have one class of stock, which is “Common Stock”.

Equity Transactions

The company has issued to the Joseph Collins a total of 71,200,000 (seventy-two million two hundred thousand shares) for becoming the CEO of PunchFlix and issued 9,500,000 (nine million five hundred thousand shares) to Punch TV Studios as a company in exchange for paid-in-capital, and equipment valued at approximately $366,789 (three hundred sixty-six thousand , seven hundred eighty nine dollars). Shares were issued as part of the asset purchase agreement.

Asset Purchase Agreements

On June 15, 2018, the PunchFlix entered into an Asset Purchase Agreement to purchase certain the assets of Punch TV Studios.

The company has issued to the Joseph Collins a total of 71,200,000 (seventy-one million two hundred thousand shares) for becoming the CEO of PunchFlix and issued 9,500,000 (nine million five hundred thousand shares) to Punch TV Studios as a company in exchange for cash paid in capital, and equipment valued at approximately $366,789. These shares were issued as part of the asset purchase agreement.

Directors of the Company control 70 percent of the voting shares of the Company. A few of the key management personnel, or their related parties, hold positions in other companies that result in them having control or significant influence over these companies.

The terms and condition of the Asset Purchase Agreement were no more favorable than those available, or which might reasonably be expected to be available, in similar transactions with non-key management personnel related companies on an arm’s-length basis.

We allocate the purchase price of acquired assets and business combinations accounted for under the acquisition method of accounting to tangible and identifiable intangible assets acquired based on their respective fair values to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include equipment, furniture, fixture and autos. We utilize various estimates, processes and information to determine the fair cost of the assets. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods.

If the purchase is deemed to be the acquisition of assets and not a business acquisition, the assets acquired are recorded at cost.

The shareholders of Punch TV Studios in a special meeting voted to sell certain of the company’s assets to PunchFlix, Inc. Mr. Joseph Collins who is the CEO of PunchFlix and Punch TV Studios is the company’s largest shareholder declined to vote on this matter. By majority, the shareholders voted to ratify the Asset Purchase Agreement at the special meeting in 2018. The special meeting allowed for the voice of the shareholders to remain the primary decision-makers in this matter.  Punch TV Studios is not the parent company, nor the sister company to PunchFlix.

Future Transactions

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our Board of Directors will approve future affiliated transactions, and we will maintain at least two independent directors on our Board of Directors to review all material transactions with affiliates.

Item 14: Securities Being Offered

General

Our authorized capital stock consists of 1,000,000,000 (one billion) shares of common stock, par value $0.0113 per share, of which 80,700,000 (eighty million seven hundred thousand) shares that have been issued and outstanding as of September 30, 2018. We have no preferred stock. Under general state corporation laws, the holders of our common stock will have limited liability pursuant to which their liability is limited to the amount of their investment in the company. The company is offering 5,000,000 (five million) shares of common stock in the company at $10.00 (ten-dollar US) per share. No solicitation or acceptance of money or other consideration, nor commitment, binding or otherwise, from any investor will be accepted until we receive a qualification statement.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Delaware law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any specific director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There is no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

PunchFlix, Inc.

Table of Contents

Page

Independent Auditor’s Report                              1

Balance Sheet                                             2

Statement of Operations and Retained Earnings             3

Statement of Cash Flows                                   4

Notes to Financial Statements                             5

Selling, General & Administrative Expenses                9

Ira S. Viener

Certified Public Accountant

Report of Independent Registered Accounting Firm

INDEPENDENT AUDITOR’S REPORT

To the shareholders and the Board of Directors of PunchFlix, Inc.

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying balance sheets of PunchFlix, Inc. (the "Company") as of September 30, 2018, and the related statements of income, retained earnings and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on the financial statements based on my audit for each of the years for the period ended September 10, 2018 - September 30, 2018, and the related notes (collectively referred to as the "financial statements"). We also have audited the Company's internal control over financial reporting as of September 30, 2018,

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2018 and the results of its operations and its cash flows for each of the year ended September 30, 2018 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of September 30, 2018. I conducted my audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

Basis for Opinion

The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company's financial statements and an opinion on the Company's internal control over financial reporting based on our audits. I am a certified public account and I am required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission.

I have conducted my audits in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PunchFlix, Inc. as of September 10, 2018 - September 30, 2018, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles of the United States of America.

Definition and Limitations of Internal Control Over Financial Reporting

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles of the United States of America. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles of the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Ira S. Viener, CPA

/s/ Ira Viener

July 24, 2019

1275 Fifteenth Street Suite 12J, Fort Lee, NJ 07024 Tel: (917) 647-2947 Email: iviener@nj.rr.com

PunchFlix, Inc.

Financial Statements

and

Accountant’s Report

September 10, 2018 - September 30, 2018

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

September 10, 2018 - September 30, 2018

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AND PRINCIPAL BUSINESS ACTIVITY:

Principal Business Activity

PUNCHFLIX, INC. (“FLIX” or the Company) was Incorporated on September 10, 2018 under the laws of the State of Delaware. PFLIX was formed to provide web broadcasting to subscribers that pay a monthly fee. The Company’s fiscal year-end is September 30.

Equipment

Equipment is recorded at cost or contributed value. The value of equipment contributed was assessed by an independent third party at net book values (net of accumulated depreciation). Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the non-depreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment. Depreciation for the equipment is computed using the Straight-Line method over the useful life of the assets – generally 5 to 7 years.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount many not be recoverable, in accordance with ASC Topic 360, “Property, Plant and Equipment.” An asset or asset group is considered impaired if it is carrying amount exceeds the undiscounted future net cash flow the asset or asset group is expected to generate. If an asset or asset group is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds it fair value. If estimated fair value is less than the book value, the asset is written down to the estimated fair value and an impairment loss is recognized.

Revenue Recognition

The Company has not, to date, generated any revenues. The Company plans to recognize revenues in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1)

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

September 10, 2018 - September 30, 2018

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS ACTIVITY CONT’D:

persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple Element Arrangements (“ASC 605-25”). ASC 605-35 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing 605-25 on the Company’s financial position and results of operations was not significant.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from the estimates.

Taxes on Income

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carry amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse.

Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of FASB ASC 740-10-05 Accounting for Uncertainly in Income Taxes. The ASC clarifies the accounting

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

September 10, 2018 - September 30, 2018

• SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AND PRINCIPAL BUSINESS ACTIVITY CONT’D:

  for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Accounting Standard Codification subtopic 825-10, Financial Instrument (“ASC 825-10”) include cash and loans receivable. All instruments are accounted for on a historical basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2018.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles of the United States of America and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets

Level 2: Inputs, other than the quoted prices in active markets, which are observable either directly or indirectly

Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions

Stock Based Compensation

  The Company follows Accounting Standards Codification           subtopic 718-10, Compensation (ASC 718-10”) that requires that      all share-based payments to both employees and           non-employees be recognized in the income statement based      on their fair values. At March 31, 2019, the company had      no shares promised to employees and non- employees.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AND PRINCIPAL BUSINESS ACTIVITY:

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. Primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Issuance of Common Stock

The issuance of common stock for other than cash is recorded by the Company at market values.

Impact of New Accounting Standards

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

  PROPERTY, PLANT & EQUIPMENT

PROPERTY, PLANT & EQUIPMENT	Range of Lives in Years	Value at 09-30-18

Audio Equipment	5	0
Broadcasting Equipment	5	0
Camera Equipment	5	0
Computers & Software	5	0
Production Equipment	5	0

Total Fixed Assets		0

Net Fixed Assets		0

The company enter into an asset purchase agreement with Punch TV Studios, Inc. and purchased certain assets from the company. The accompanying financial statements do not include broadcasting equipment used in our production activities, for which management estimates a fair value of $597,382. These assets were acquired from related companies which had originally acquired the equipment using proceeds from a government agency payment in an imminent domain proceeding, resulting in no basis in the assets, for accounting purposes. Since the assets did not have accounting basis to the related companies, PunchFlix, Inc. is required per Accounting Standard - ASC 805-50-30-5, to record the assets at no net book value.

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

September 10, 2018 - September 30, 2018

3. CAPITAL STRUCTURE

The Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $ 0.00001 per share. Each common stock share has one voting right and the right to any dividends, if and when declared by the Board of Directors.

Common Stock

At September 30, 2018, there were 80,700,000 shares of stock issued and outstanding. On September 30, 2018, the Company issued 80,700,000 shares of common stock to its shareholders in exchange for the transfer of equipment from Punch TV Studios, Inc. and the employment of Joseph Collins as CEO, the equipment was at valued at $366,789.

4. RELATED PARTY TRANSACTIONS:

The CEO of PunchFlix, Inc. is Joseph Collins, who is also the CEO of Punch TV Studios, Inc. Plans are being made to find a new CEO for Punch TV Studios, Inc. Mr. Collins is planning to remain as the Chairman of Punch TV Studios, Inc., as well as CEO and Chairman of PunchFlix, Inc.

5. INCOME TAXES

        As of September 30, 2018, the company has approximately no net operating loss (“NOL”) carry forwards for Federal and State income tax purposes. These losses are available for future years and expire through 2039. Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

6. COMMITMENTS

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the business. The Company currently is not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

7. SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 30, 2018, the date of the financial statement was available to be used. The Company is in the process of issuing an Initial Public Offering in July 2019, which should significantly capitalize the Company to be able to add staff and start significant projects to generate income. Management is not aware of any other significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

PUNCHFLIX, INC.
BALANCE SHEET
Ending September 10, 2018 - September 30, 2018

ASSETS
Current Assets:	$0
Total Current Assets	$0

Fixed Assets:
Depreciable assets, net of Accumulated depreciation	$0
Total Fixed Assets	0

Total Assets	0

LIABILITIES & SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$0
Total Current Liabilities	$0

Stockholders Equity
1,000,000,000 shares Authorized 80,700,000 shares issued & outstanding	0
Gain from of Fixed Assets	0
Total Stockholders Equity	0
Total Shareholders' Equity
Retained earnings	0
Total shareholders’ equity	0

Total Liab. & Shareholders’ Equity	0

PUNCHFLIX, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY
For the Period Ending to September 10, 2018 - September 30, 2018

	No of Shares	Common Stock	Additional Paid in Capital (excess of par value)	Retained Earnings	Accumulated Other Income/Deficit	Total

Beginning Balance	0	$0	$0	$0	$0	$0

Shares issued for asset purchase agreement	80,700,000	0	0	0	0	0

Retained Earnings	0	0	0	0	0	0

Net loss				0		0

Balance	80,700,000	0	-	0	-	0

PUNCHFLIX, INC.

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

For the Period Ended September 10, 2018 - September 30, 2018

Sales and Marketing Income	0

Cost of Goods Sold	0
Gross Profit		0

Selling, General & Admin expenses		0
Profit (Loss) from operations		0

Other Income & Expense (net)		0

Net Profit (Loss)		0

Net adjustments to retained earnings		0

Retained Earnings, beginning of year		0

Retained Earnings, end of year		0

PUNCHFLIX, INC.
STATEMENT OF CASH FLOWS
For the Period Ended September 10, 2018 - September 30, 2018

OPERATING ACTIVITIES
Net Income	0
Adjustment to reconcile net loss to cash provided by operating activities:

Depreciation and Amortization	0

Net cash provided by Investing Activities	0
Net cash increase for period	0
Cash at end of period	0

PUNCHFLIX, INC.

SCHEDULE OF SELLING, GENERAL & ADMINISTRATIVE EXPENSES

For the Period Ended September 10, 2018 - September 30, 2018

09-30-18

-

Depreciation expense                            $0

Total General & Admin Expenses:                 $0

Ira S. Viener, CPA

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

Six Months Ended thru March 31, 2019

Unaudited

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AND PRINCIPAL BUSINESS ACTIVITY:

Principal Business Activity

PUNCHFLIX, INC. (“FLIX” or the Company) was Incorporated on September 10, 2018 under the laws of the State of Delaware. PFLIX was formed to provide web broadcasting to subscribers that pay a monthly fee. The Company’s fiscal year-end is September 30.

Equipment

Equipment is recorded at cost or contributed value. The value of equipment contributed was assessed by an independent third party at net book values (net of accumulated depreciation). Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the non-depreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment. Depreciation for the equipment is computed using the Straight-Line method over the useful life of the assets – generally 5 to 7 years.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount many not be recoverable, in accordance with ASC Topic 360, “Property, Plant and Equipment.” An asset or asset group is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset or asset group is expected to generate. If an asset or asset group is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds it fair value. If estimated fair value is less than the book value, the asset is written down to the estimated fair value and an impairment loss is recognized.

Revenue Recognition

The Company has to date, generated limited revenues. The Company plans to recognize revenues in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1)

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

Six Months Ended thru March 31, 2019

Unaudited

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS ACTIVITY CONT’D:

persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple Element Arrangements (“ASC 605-25”). ASC 605-35 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing 605-25 on the Company’s financial position and results of operations was not significant.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from the estimates.

Taxes on Income

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carry amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse.

Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized. The Company has adopted the provisions of FASB ASC 740-10-05 Accounting for Uncertainly in Income Taxes. The ASC clarifies the accounting

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

Six Months Ended thru March 31, 2019

Unaudited

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS ACTIVITY CONT’D:

   for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Net Loss Per Share, basic and diluted

Basic loss per share has been computed by dividing net loss available to common shareholders by the weighted average number of shares outstanding for the period.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Accounting Standard Codification subtopic 825-10, Financial Instrument (“ASC 825-10”) include cash and loans receivable. All instruments are accounted for on a historical basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2019.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles of the United States of America and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets

Level 2: Inputs, other than the quoted prices in active markets, which are observable either directly or indirectly

Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions

Stock Based Compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (ASC 718-10”) that requires that all share-based

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

Six Months Ended thru March 31, 2019

Unaudited

payments to both employees and non-employees be recognized in the income statement based on their fair values. At March 31, 2019, the company had no shares promised to employees and non- employees

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Issuance of Common Stock

The issuance of common stock for other than cash is recorded by the Company at market values.

Impact of New Accounting Standards

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

2. PROPERTY, PLANT & EQUIPMENT Lives in Value at

PROPERTY, PLANT & EQUIPMENT	Range of Lives in Years	Value at 03-31-19

Audio Equipment	5	11,841
Broadcasting Equipment	5	186,049
Camera Equipment	5	81,304
Computers & Software	5	36,792
Production Equipment	5	50,802
Total Fixed Assets	5	366,789
Less: Accumulated depreciation	5	(36,679)
Net Fixed Assets	5	330,110

The company enter into an asset purchase agreement with Punch TV Studios, Inc. and purchased certain assets from the company. The accompanying financial statements do not include broadcasting equipment used in our production activities, for which management estimates a fair value of $597,382. These assets were acquired from related companies which had originally acquired the equipment using proceeds from a government agency payment in an imminent domain proceeding, resulting in no basis in the assets, for accounting purposes. Since the assets did not have accounting basis to the related companies, Punchflix, Inc. is required per Accounting Standard - ASC 805-50-30-5, to record the assets at no net book value.

3. CAPITAL STRUCTURE

The Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.00001 per share. Each common stock share has one voting right and the right to any dividends, if and when declared by the Board of Directors.

PUNCHFLIX, INC.

NOTES TO FINANCIAL STATEMENTS

Six Months Ended thru March 31, 2019

Unaudited

Common Stock:

At March 31, 2019, there were 80,700,000 shares of stock issued and outstanding. On September 30, 2018, the Company issued 80,700,000 shares of common stock in exchange for the sale of the equipment in an Asset Purchase with Punch TV Studios, Inc. equipment was valued at $366,789.

4. RELATED PARTY TRANSACTIONS:

The CEO of PunchFlix, Inc. is Joseph Collins, who is also the CEO of Punch TV Studios, Inc. Plans are being made to find a new CEO for Punch TV Studios, Inc. Mr. Collins is planning to remain as the Chairman of Punch TV Studios, Inc., as well as CEO and Chairman of PunchFlix, Inc. Joseph Collins loaned PunchFlix approximately $6,100 as part of the startup costs.

5. INCOME TAXES:

As of March 31, 2019, the company has approximately $41,561 of net operating loss (“NOL”) carry forwards for Federal and State income tax purposes. These losses are available for future years and expire through 2039. Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

6. COMMITMENTS: Legal

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the business. The Company currently is not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

7. SUBSEQUENT EVENTS:

Management has evaluated subsequent events through September 30, 2018, the date of the financial statement was available to be used. The Company is in the process of issuing an Initial Public Offering in September 2019, which should significantly capitalize the Company to be able to add staff and start significant projects to generate income. Management is not aware of any other significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

PUNCHFLIX, INC

Profit & Loss Statement

Six Months Ended thru March 31, 2019

Unaudited

Revenues
Subscription Income	$2,769
Total Income		$2,769

Cost of Goods Sold
Streaming Expenses	$2,123

Total Cost of Goods Sold		2,123
Gross Profit			$646

General & Administrative Expenses
Advertising & Marketing		$430
Automobile Expenses		368
Property Improvements		157
Credit Card Processing Fees		85
Bank Service Charges		44
Production		93
Meals & Entertainment		140
Office Supplies & Expenses		1,638
Telephone		2,056
Travel Expenses		356
Working Meals		161
Depreciation Expense		36,679
Total G & A Expenses			42,207

Net Income (Loss)				(41,561)

PUNCHFLIX, INC

BALANCE SHEET

Six Months Ended thru March 31, 2019

Unaudited

Assets
Current Assets
Cash		$1,218

Total Current Assets			$1,218

Fixed Assets
Audio Equipment	11,841
Broadcasting Equipment	186,049
Camera Equipment	81,304
Computers & Software	36,792
Production Equipment	50,802
Total Fixed Assets		366,789
Less: Accumulated Depreciation		(36,679)
Net Fixed Assets			330,111
Total Assets				331,329

Liabilities & Stockholders’ Equity
Current Liabilities
Related Party Payables		6,100
Total Current Liabilities			6,100

Equity
1,000,000,000 shares Authorized
80,700,000 shares issued & outstanding			366,789
Gain from transfer of Fixed Assets
Retained Earnings

Net Income			(41,561)
Total Liabilities & Stockholders’ Equity				331,329

PUNCHFLIX, INC
STATEMENT OF SHAREHOLDERS’ EQUITY
Six Months Ended thru March 31, 2019
			Unaudited

	No of Shares	Common Stock	Additional Paid in Capital (excess of par value)	Retained Earnings	Accumulated Other Income/Deficit	Total

Beginning Balance	80,700,000	366,789	0	0	0	366,789

Shares issued for asset purchase agreement	0	0	0	0	0	0

Retained Earnings	-	0	0	(41,561)	0	(41,561)

Net loss				(41,561)		(41,561)

Balance	80,700,000	366,789	0	(41,561)	0	325,229

PUNCHFLIX, INC

STATEMENT OF CASH FLOWS

Six Months Ended thru March 31, 2019

 Unaudited

Net Income (Loss)	(41,561)

Adjustments to reconcile net loss to net cash provided
by operating activities:

Depreciation	36,679

Increase (Decrease) in related party payables	6,100

Net cash used in operating activities	1,218

Cash Flows from Investing Activities:
Net Cash provided from investing activities

Cash and equivalents, beginning	0

Cash and equivalents, ending	1,218

PUNCHFLIX, INC

STATEMENT OF OPERATIONS AND RETAINED EARNING

Six Months Ended thru March 31, 2019

Unaudited

Sales and Marketing Income	2,769

Cost of Goods Sold	2,123
Gross Profit		646

Selling, General & Admin expenses	42,207
Profit (Loss) from operations		(41,561)

Other Income & Expense (net)	0

Net Profit (Loss)		(41,561)

Net adjustments to retained earnings	0

Retained Earnings, beginning of year	0

Retained Earnings, end of year	(41,561)

PART III INDEX TO EXHIBITS

Item 17.	Description of Exhibit
2.1	Articles of Incorporation
2.2	Bylaws
4.1	Subscription Agreement
6.1	Employment Agreement for Joseph Collins
6.2	Asset Purchase Agreement
12.1	Opinion of Counsel
15.1	[Additional Exhibits] A) Exhibit 13.1 Website Layout B) Shareholder Resolution C) Certain Press Releases D) Employment Agreement Resolution F) Exhibit 13.1 Press Release

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe Springs, State of California, on July 24, 2019.

PunchFlix, Inc.

By: /s/ Joseph Collins

Joseph Collins

Chief Executive Officer

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph Collins	Chairman, Board of Directors	July 24, 2019
Joseph Collins	Principal Accounting Officer Principal Financial Officer Chief Executive Officer